UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2018

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

1930 VILLAGE CENTER CIRCLE #3-6189 LAS VEGAS, NV 89134
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant’s telephone number, including area code)

312 S. Beverly Drive #3104, Beverly Hills, California
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

The Company has received questions regarding the Company’s operations. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. What is the main business of the Company?

A1. Our main business is providing consulting services to a wide variety of companies in diverse industries transform from a private company to a public company. We target companies that are in the start-up phase of their operations. We assist the companies by incubating them and then merging the company into a public company through a reverse merger. Typically, the public company will be previously majority owned by us. Once the reverse merger is completed, we intend to provide additional consulting services for up to 24 months depending on the needs of each client. As part of the services rendered, we intend to be compensated with a 4.9% - 9.9% stake in the client’s company. The 4.9% - 9.9% also will have a non-dilutive feature for 18 months. Additionally, the Company may enter into joint ventures or provide working capital to clients on as needed basis. Our officers have been assisting companies transition from a private company to a public company since 2007. One of the initial reverse mergers completed by our officers was completed in 2008 with the ticker FTER which successfully moved from the OTC to NYSE in 2014 under the ticker AAC. Our officers also have previously assisted companies such as EVIO to do a reverse merger with QTHE in 2014.

Q2. Is the company still operating a cannabis business?

A2. No. The Company previously operated an edible business. However, the Company divested itself of any operations involving cannabis in September 2016. The previous subsidiary that was engaged in production of the edible line has been dissolved and the collective that was formed for the cannabis business was transferred to a client of the company. As part of dissolving the cannabis company the company merged a consulting company that was created in January 2017 by our officers as described above.

Q3. Is the company considering doing a reverse split of the stock?

A3. No that is something that is not currently under consideration and in fact hasn’t been discussed.

Item 8.01.	Other Information

The Company has been engaged by AM Entertainment. The client creates and distributes television programming. The initial project the client is developing is a 24/7 online news channel dedicated to cryptocurrencies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: January 6, 2018	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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